EXHIBIT 10.10

                                   HOLDING CO
                                PLEDGE AGREEMENT

                THIS PLEDGE AGREEMENT (this "PLEDGE AGREEMENT") dated effective as of July 1, 1996 is made by TEXAS PETROCHEMICAL HOLDINGS, INC., a Delaware corporation ( the "PLEDGOR"), to TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as agent (the "AGENT") for the benefit of the Agent and the lenders (the "LENDERS") party to the Credit Agreement (as defined below).

                              PRELIMINARY STATEMENT

                The Lenders, the Agent, ABN AMRO North America, Inc., as agent for ABN AMRO Bank N.V. and The Bank of Nova Scotia, as co-documentation agents, and TPC Finance Corp. to be merged into Texas Petrochemicals Corporation, a Texas corporation entered into a Credit Agreement dated as of even date herewith (said Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "CREDIT AGREEMENT"), pursuant to which the Lenders agreed to make the following Loans to the Company: (a) revolving credit loans of up to $40,000,000.00; (b) a term loan of up to $85,000,000.00; (c) a second term loan of up to $45,000,000.00; and (d) a third term loan of up to $10,000,000.00. All capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Credit Agreement.

               The Pledgor is the owner of 1,000 shares of capital stock of TPC Holding Corp, a Delaware corporation and wholly owned subsidiary of the Pledgor (the "PLEDGED SHARES") evidenced by Certificate No. 1. It is a condition precedent to the obligations of the Agent to make the Loans under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement.

                NOW THEREFORE, in consideration of the premises and in order to induce the Lenders to make available to the Pledgor the Loans under the Credit Agreement the Pledgor hereby agrees as follows:

               SECTION 1.    DEFINED TERMS

               (a) The term "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Texas; PROVIDED that if by mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted pursuant to SECTION 2 hereof, as well as all other security interests created or assigned as additional security for the Secured Obligations (as defined below in SECTION 3) pursuant to the provisions of this Pledge Agreement, in any Pledged Collateral is governed by the UCC as in effect in such other jurisdiction other than Texas, "UCC" means the UCC as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

               (b) The term "Issuer" means TPC Holding Corp., a Delaware corporation and wholly owned subsidiary of the Pledgor.

               SECTION 2. PLEDGE. The Pledgor hereby pledges to the Agent for the benefit of itself and the Lenders, and grants to the Agent for the benefit of itself and the Lenders a security interest in, the following (the "PLEDGED COLLATERAL"):

               (i) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

               (ii) all additional shares of stock of Issuer from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

               (iii)  all proceeds of any of the foregoing.

               The inclusion of proceeds in this Pledge Agreement does not authorize the Pledgor to sell, dispose of or otherwise use the Pledged Collateral in any manner not specifically authorized hereby.

               SECTION 3. SECURITY FOR OBLIGATIONS. This Pledge Agreement secures the prompt and complete (a) payment of all obligations of the Company to the Agent and the Lenders now or hereafter existing under the Credit Agreement, the Notes and the other Loan Documents (b) the performance and observance by the Company of all covenants and conditions contained in all of the Loan Documents, whether for principal, interest, fees, expenses or otherwise and (c) the performance and observance by the Pledgor of all covenants and conditions contained in this Pledge Agreement (all such obligations, covenants and conditions described in the foregoing clauses (a) and (b) being hereinafter referred to as the "SECURED OBLIGATIONS").

               SECTION 4. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. Upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right, at any such time in its sole discretion or upon the instruction of the Majority Lenders and without notice to the Pledgor, to transfer to or to register in the name of the Agent or the Lenders or any of their respective nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in SECTION 7(A) hereof. In addition, upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right at any such time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

                SECTION 5. REPRESENTATIONS AND WARRANTIES. In addition to the representations and warranties of the Pledgor under the Credit Agreement, the Pledgor represents and warrants as follows:

               (a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

               (b) The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien except for Permitted Liens, if any, created in favor of the Agent.

               (c) The Pledgor has the corporate power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents to which it is a party and all such action has been duly authorized by all necessary corporate proceedings on its part. The Loan Documents to which the Pledgor is a party have been duly and validly executed and delivered by the Pledgor and constitute valid and legally binding agreements of the Pledgor enforceable in accordance with the respective terms thereof, except, in each case, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to a affecting the enforcement of creditors' rights generally and general principles of equity.

               (d) No authorization, consent, approval, license or exception of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality is necessary for the valid execution, delivery or performance by the Pledgor of this Pledge Agreement.

               (e) The execution, delivery and performance of this Pledge Agreement does not (i) result in breach of, or constitute a default under, the charter or bylaws of the Pledgor or any material agreement, lease or instrument to which the Pledgor presently is a party or (ii) result in or require the creation or imposition of, any mortgage, deed of trust, pledge, lien, security interest or other share or encumbrance of any nature upon or with respect to any of the Pledgor's property or interests, be they tangible or intangible. The Pledgor is not in violation of or in default under any material indenture, agreement lease or instrument that would reasonable be expected to have a material adverse effect on the financial condition, business, operations, prospects, or assets of the Pledgor and its Subsidiaries, taken as a whole.

               (f) The delivery of the Pledged Shares to the Agent and this Pledge Agreement, together with the filing of an appropriate financing statement with the Texas Secretary of State is sufficient to create a valid and perfected first priority Lien in the Pledged Collateral, subject only to Permitted Liens, if any, securing the Secured Obligations.

               (g) The Pledged Shares constitute one hundred percent (100%) of the issued and outstanding common stock of Issuer.

                SECTION 6. FURTHER ASSURANCES. (a) The Pledgor covenants and agrees to furnish or cause to be furnished to each Lender:

                      (i) As soon as available, and in any event within forty-five (45) days after the close of each of the first three fiscal quarters in each fiscal year of the Pledgor, the consolidated quarterly unaudited balance sheets of the Pledgor and its Subsidiaries as of the end of such periods and the related consolidated unaudited statements of income and cash flows for such periods, setting forth, in each case, commencing on the Financial Statement Delivery Date after the first anniversary of this Pledge Agreement, comparative figures for the related periods in the prior fiscal year (to the extent available) all of which shall be certified by the chief financial officer or chief executive officer of the Pledgor or any Responsible Officer as fairly presenting in all material respects, the financial position of the Pledgor as of the end of such period and the results of its operations for the period then ended in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments; and

                      (ii) As soon as available, and in any event within ninety
        (90) days after the close of each fiscal year of the Pledgor, the audited consolidated balance sheet of the Pledgor and its Subsidiaries as at the end of such fiscal year and the related audited statements of income and audited cash flows for such fiscal year, setting forth, in each case, comparative figures for the preceding fiscal year (to the extent available) and certified by an independent certified public accountant of recognized national standing, whose report shall be without limitation as to the scope of the audit and reasonably satisfactory in substance to the Majority Lenders.

               (b) The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that the Agent or the Majority Lenders may reasonably request as being necessary or desirable, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent or any Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. The Pledgor will furnish to the Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Agent or any Lender may reasonably request, all in reasonable detail as the Agent or any Lender may reasonably request. The Pledgor agrees to deliver, upon its receipt from issuance thereof, to the Agent or any Lender any certificate or other evidence of Issuer evidencing any Pledged Shares issued after the date hereof, and such shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent or such Lender.

                SECTION 7. VOTING RIGHTS AND DIVIDENDS. (a) So long as no Event of Default shall have occurred and be continuing and the Agent has not delivered the notice specified in SECTION 7(B):

               (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Loan Documents.

               (ii) The Pledgor shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Collateral; PROVIDED, except as expressly permitted by the Credit Agreement, that any and all
        (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,
        (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall be, and shall be forthwith delivered to the Agent for the benefit of the Lenders to be applied against the Obligations, or, if no Obligations are outstanding, to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

               (iii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

               (b) Upon the occurrence and during the continuance of an Event of Default, at the option of the Agent exercised in a writing sent to the Pledgor:

               (i) All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to SECTION 7(A)(I) shall cease, and the Agent shall thereupon have the sole right to exercise such voting and other consensual rights.

               (ii) All rights of the Pledgor to receive the dividends which it would otherwise be entitled to receive and retain pursuant to SECTION 7(A)(II) shall cease, and the Agent for the benefit of the Lenders shall thereupon have the sole right to receive and apply against the Obligations or, if no Obligations are outstanding, hold as Pledged Collateral such dividends and interest.

               (iii) All dividends which are received by the Pledgor contrary to the provisions of paragraph (ii) of this Section shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

               SECTION 8. TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES. (a) Except as permitted in the Credit Agreement, the Pledgor shall not: (i) sell, assign (by agreement, operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the Lien created by this Pledge Agreement and any other Lien in favor of the Agent.

               (b) The Pledgor agrees that it will cause Issuer not to issue any stock or other securities (i) in substitution for the Pledged Shares, except to the Pledgor and (ii) in addition to the Pledged Shares, except in such amounts and to such holders as will maintain the percentage of ownership set forth in SECTION 5(D) hereof for the Pledgor, except as otherwise permitted by SECTION 8.02 of the Credit Agreement. Immediately upon its acquisition (directly or indirectly) of any such substitute or additional shares of stock or other securities of any Issuer, the Pledgor will execute such documentation as requested by Agent pledging, and evidencing the pledge hereunder of, such shares of stock or other securities .

               SECTION 9. AGENT APPOINTED ATTORNEY IN FACT. Effective upon the occurrence and during the continuance of an Event of Default under any Loan Document, the Pledgor hereby irrevocably appoints the Agent the Pledgor's attorney in fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, from time to time in the Agent's sole discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all certificates or instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

               SECTION 10. AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein, the Agent may itself, during the existence of an Event of Default, perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor under SECTION 13 hereof.

               SECTION 11. THE AGENT'S DUTIES. The powers conferred on the Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                SECTION 12. REMEDIES UPON DEFAULT. If any Event of Default under the Loan Documents shall have occurred and be continuing:

               (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Agent on default under the UCC (whether or not the UCC applies to the affected Pledged Collateral), and the Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash or credit, and upon such other terms as may be commercially reasonable. The Pledgor agrees that at least ten (10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               (b) Any cash received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied by the Lenders against the outstanding Obligations, and if no Obligations are outstanding, such cash may be held by the Agent upon the instruction of the Majority Lenders as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to SECTION 13(B) hereof) in whole or in part by the Lenders against, all or any part of the Secured Obligations in such order as each Lender shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

               (c) In connection with the sale of any Pledged Collateral, the Agent is authorized, but not obligated, to limit prospective purchasers to the extent deemed reasonably necessary or desirable by the Agent to render such sale exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and any applicable state securities laws and regulations, and no sale so made in good faith by the Agent shall be deemed not to be "commercially reasonable" solely as a result of such limit of prospective purchasers.

               (d) All rights and remedies of the Agent for the benefit of itself and the Lenders expressed herein are in addition to all other rights and remedies possessed by the Agent in the Loan Documents and any other agreement or instrument relating to the obligations.

               (e) In connection with a public or private sale by the Agent pursuant to this SECTION 12 of the Pledged Collateral or any part thereof, the Agent may disclose, in accordance with

SECTION 11.11 of the Credit Agreement, to prospective purchasers any and all non-public information available to the Agent which pertains to (i) Issuer of the Pledged Collateral, or (ii) the Pledgor, provided in the case of the Pledgor, such non-public information is material to said issuer, its financial condition or the Pledged Collateral.

               SECTION 13.   INDEMNITY AND EXPENSES.

               (a) The Pledgor agrees to indemnify and shall indemnify the Agent and each Lender and each Affiliate thereof and their respective directors, officers, employees and agents (other than with respect to any claims by the Administrative Agent and/or any Lender or Affiliate thereof against the Administrative Agent or any Lender or any Affiliate, director, officer, employee or agent thereof) (such indemnified Persons called the "INDEMNITEES") from, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from the Pledged Collateral, this Pledge Agreement or any other Loan Documents or any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Pledgor shall reimburse such Indemnitees, upon demand for any expenses (including legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Indemnitees. WITHOUT LIMITING ANY PROVISION OF THIS PLEDGE AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ALL SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISING OUT OF OR RESULTING FROM THE SOLE ORDINARY OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNITEE, BUT NOT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. Without prejudice to the survival of any other obligations of the Pledgor hereunder and under the other Loan Documents, the obligations of the Pledgor under this SECTION 13 shall survive the termination of this Pledge Agreement and the other Loan Documents and the payment of the Obligations or the assignment of the Notes.

               (b) Notwithstanding anything set forth herein to the contrary, the Pledgor shall not, in connection with any one legal proceeding or claim, or separate but related proceedings or claims arising out of the same general allegations of circumstances, in which the interest of the Indemnitees (in the reasonable judgment of such Indemnitees) does not differ in any material respect, be liable to the Indemnitees (or any of them) under any of the provisions set forth herein for the fees or expenses of more than one separate firm of attorneys in each jurisdiction in which legal action is being taken or may be taken at any time, which firm shall be selected by the Administrative Agent (or, if the Administrative Agent fails to so select after notice from the Indemnitees involved, such firm shall be selected by such Indemnitees), except for any additional firms reasonably recommended by such firm in good faith for purposes of obtaining special expertise in any area of law or for purposes of having local counsel in each court in which such proceeding or proceedings are pending. In any litigation or other proceeding in which the interests of the Pledgor and any Indemnitee affected thereby are not adverse (in the reasonable judgment of such Indemnitee) and with respect to which such Indemnitee may seek indemnification or reimbursement from the Pledgor hereunder, the Pledgor shall be entitled to participate (in conjunction with counsel for the Indemnitees), at the Pledgor's expense, in the defense of such litigation or proceeding with its own counsel. No Indemnitee shall consent to entry of any judgment or enter into any settlement of any action or proceeding that would give rise to any liability of the Pledgor hereunder without the prior written consent of the Pledgor (which consent shall not be unreasonably withheld).

               (c) The Pledgor agrees to pay within ten (10) Business Days after demand, to the Agent or any Lender the amount of any and all reasonable third party, out of pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, that the Agent or any Lender may incur in connection with (i) the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Agent hereunder or (iii) the failure by the Pledgor to perform or observe any of the provisions hereof. The Pledgor agrees to pay interest on any expenses or other sums payable to the Agent or any Lender hereunder that are not paid when due at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Default Rate.

               SECTION 14. PRIVATE SALES; FURTHER ASSURANCES. The Pledgor recognizes that the Agent may be unable to effect a public sale of any or all of the Pledged Collateral by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in the United States Securities Act of 1933 (the "1933 ACT") and applicable state securities laws, but may instead be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale by the Agent may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall, to the extent permitted by applicable law, be deemed not to be "commercially reasonable" solely as a result of such prices and other sale terms. The Agent shall not be under any obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit Issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the 1933 Act or under any applicable state securities laws, even if Issuer would agree to do so. If the Agent is able to lawfully effect a public sale without registration of the Pledged Collateral under the laws of any jurisdiction outside the United States, under the 1933 Act or under any applicable state securities laws, then the Agent may conduct such public sale of the Pledged Collateral, rather than a private sale, if the Agent would realize a higher sales price in such public sale.

               SECTION 15. AMENDMENTS. No amendment or waiver of any provision of this Pledge Agreement, nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be made in accordance with
SECTION 11.01 of the Credit Agreement and signed by the Pledgor and the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               SECTION 16. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be given in the manner and at the addresses of the Pledgor and the Agent as set forth in the Credit Agreement and shall become effective, as specified in the Credit Agreement.

               SECTION 17. WAIVER OF MARSHALLING. All rights of marshalling of assets of the Pledgor, including any such right with respect to the Pledged Collateral, are hereby waived by the Pledgor.

               SECTION 18. LIMITATION BY LAW. All rights, remedies and powers provided in this Pledge Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Pledge Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling from time to time and to be limited to the extent necessary so that they will not render this Pledge Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

               SECTION 19. SEPARABILITY. Should any clause, sentence, paragraph, subsection or Section of this Pledge Agreement be judicially declared to be invalid, unenforceable or void, such declaration will not have the effect of invalidating or voiding the remainder of this Pledge Agreement, and the parties hereto agree that the part or parts of this Pledge Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder of this Pledge Agreement will have the same force and effectiveness as if such stricken part or parts had never been included herein.

               SECTION 20. NO WAIVER; REMEDIES. No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               SECTION 21. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Pledge Agree ment shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until payment in full of the Secured Obligations, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure to the benefit of the Agent for the benefit of itself and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or a portion of its interests, rights and obligations under the Notes held by it pursuant to SECTION 11.10 of the Credit Agreement. Upon the payment in full of the Secured Obligations, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied against the Secured Obligations pursuant to the terms hereof; PROVIDED, that the Pledgor shall likewise be entitled to such return of the Pledged Collateral upon payment in full of all Secured Obligations other than those arising under SECTION 13(A) hereof if the Agent is not on notice of any fact, circumstance, event or claim which reasonably construed could give rise to an obligation of the Pledgor under such Section.

               SECTION 22. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Pledge Agreement or made in writing by the Pledgor in connection herewith are true and correct in all material respect when made or deemed to be made and shall survive the execution and delivery of this Pledge Agreement until repayment of the Secured Obligations. Any investigation by the Agent shall not diminish in any respect whatsoever its rights to rely on such representations and warranties.

               SECTION 23.   INTERPRETATION.

                (a) In this Pledge Agreement, unless a clear contrary intention appears:

                (i) the singular number includes the plural number and VICE
        VERSA;

               (ii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Pledge Agreement as a whole and not to any particular Article, Section or other subdivision;

               (iii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Pledge Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, PROVIDED that nothing in this clause (iii) is intended to authorize any assignment not otherwise permitted by this Pledge Agreement;

               (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any notes includes any notes issued pursuant to any Loan Document in extension or renewal thereof and in substitution or replacement therefor;

               (v) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

               (vi) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

               (vii) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding;" and

               (viii) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

               (b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

               (c) No provision of this Pledge Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

               SECTION 24. GOVERNING LAW; TERMS. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

                SECTION 25. INCONSISTENCIES. In the event of any irreconcilable inconsistences between any provision of this Pledge Agreement and any provision of the Credit Agreement, the provisions of the Credit Agreement shall control.

               SECTION 26. SUBMISSION TO JURISDICTION. (A) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, IN HARRIS COUNTY OR THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS AND, BY EXECUTION AND DELIVERY OF THIS PLEDGE AGREEMENT, THE PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN
SECTION 16, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PLEDGOR IN ANY OTHER JURISDICTION.

               (B) THE PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PLEDGE AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH

COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

               SECTION 27. WAIVER OF JURY TRIAL. THE PLEDGOR AND BY ITS ACCEPTANCE HEREOF, THE AGENT AND EACH LENDER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS PLEDGE AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM OR RELATING TO ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                SECTION 28. FINAL AGREEMENT OF THE PARTIES. THIS PLEDGE AGREEMENT (INCLUDING THE SCHEDULE HERETO), THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT' AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

               IN WITNESS WHEREOF, the Pledgor has executed and delivered this Pledge Agreement effective as of the date first above written.

                                TEXAS PETROCHEMICAL HOLDINGS, INC.

                    By:
                                       Susan O. Rheney
                                       President

                                TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                    By:
                                       Mary C. Arnold
                                       Vice President